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                                                                   Exhibit 10.25

                                 SETTLER'S POINT
                              SALT LAKE CITY, UTAH

                           REAL ESTATE SALE AGREEMENT

         THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the __ day of March, 2003, by and between ERP Operating Limited Partnership ("ERP"), an Illinois limited partnership ("Seller"), with an office at c/o Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and Goodman Financial Services, Inc. ("Purchaser"), a Washington corporation with an office at 2801 Alaskan Way, Suite 200, Seattle, Washington 98121.

                                    RECITALS

         A. ERP is the owner of a certain parcel of real estate in the City of Salt Lake City, County of Salt Lake City State of Utah, which parcel is more particularly described in attached EXHIBIT A, and upon which is located a multi-family residential apartment community commonly known as "Settler's Point Apartments" (the "Property").

         B. Seller desire to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

         THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

         1.       PURCHASE AND SALE.

         Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with: (i) all buildings and improvements located on the Real Property and any and all rights, easements, licenses and privileges appurtenant thereto; (ii) the landlord's right, title and interest in and to all leases and guarantees thereof (collectively, the "Leases") affecting the Property or any part thereof, other than any Former Tenant Lease Files (as defined in Section 14.10 below); (iii) all furniture, furnishings, fixtures, equipment, (excluding computer hardware and software not embedded in building systems), tools and other tangible property (excluding the EQR legal manual and any marketing information containing a logo) (collectively, the "Personal Property") owned by Seller, located on the Real Property and used solely in connection therewith, a list of which is attached hereto as EXHIBIT B; (iv) all right, title and interest of Seller under any and all of the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of the Property (collectively, the "Service Contracts") (a list of all such contracts and agreements currently in effect is attached hereto AS EXHIBIT C); all to the extent applicable to the period from and after the Closing (as such term is hereinafter defined); and (v) to the extent in Seller's possession and control, all intangible property relating to the design, development, operation, management and use of the Real Property, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental authority in connection with such development, use, operation or management, any telephone numbers and listings used in connection with the operation of the Real Property and the leasing thereof, goodwill in connection with the Real Property, all soils tests, architectural drawings, plans and specifications relating to all or any portion of the Real Property, all payment and performance bonds or warranties or guarantees relating to the Real Property and all trade names, fictitious business names, and other source and business identifiers contained in or related to the Real Property, including, without limitation, the name "Settler's Point", (collectively, "Intangible Property") (items (i) through (v) above, together with the Real Property, are collectively referred to in this Agreement as the "Property"). All of the foregoing expressly excludes all property owned by tenants or other users or occupants of the Property.

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         2.       PURCHASE PRICE.

         The total consideration to be paid by Purchaser to Seller for the Property is Twenty One Million Five Hundred Thousand and No/100ths Dollars ($21,500,000) (the "Purchase Price"). The Purchase Price shall be paid as follows:

                  2.1      EARNEST MONEY.

                           2.1.1    Seller, Purchaser and a duly authorized
representative of the Walnut Creek California Office of First American Title Insurance Company ("Escrowee") shall concurrently herewith execute Earnest Money Escrow Instructions, in the form attached hereto as EXHIBIT E, pursuant to which Purchaser shall deliver to Escrowee initial earnest money (the "Initial Earnest Money") in the sum of Two Hundred Thousand and No/100ths Dollars ($200,000), which sum, together with the Extension Deposit (as defined in Section 4.1 below) together with any interest earned thereon net of investment costs, are referred to in this Agreement as the "Earnest Money". The Earnest Money shall be invested as Purchaser so directs. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number. In addition, Purchaser shall deliver to Seller an inspection fee (the "Inspection Fee") in the amount of $20,000, which Inspection Fee shall be non-refundable to Purchaser except as provided in Sections 7.1 and 8.2 below but shall be credited against the Purchase Price at Closing.

                           2.1.2    If the transaction closes in accordance with
the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as part payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, Seller shall have the remedy provided for in Section 7.2 below. If the transaction fails to close due to a default on the part of Seller, Purchaser shall have the remedy options provided for in Section 7.1 below.

                  2.2 CASH AT CLOSING. At Closing, Purchaser shall pay to Seller, with current, federal funds wire transferred to Escrowee, an amount equal to the Purchase Price, minus the Inspection Fee, minus the sum of the Earnest Money which Seller shall receive at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4.4 below.

         3.       EVIDENCE OF TITLE.

                  3.1 TITLE INSURANCE. Prior to execution of this Agreement, Seller shall have delivered to Purchaser the owner's policy of title insurance for the Property issued to Seller (or its respective predecessor in interest, as the case may be) (the "Original Title Policy"). Seller shall, within fifteen (15) days after the date of this Agreement, deliver to Purchaser a current commitment for an ALTA Form 1970 (with 1984 revisions) Owner's Title Insurance Policy (the "Title Commitment") for the Property, in the amount of the Purchase Price, issued by First American Title Insurance Company (the "Title Insurer") and a copy of all underlying exceptions referenced therein. Seller shall cause the Title Insurer to agree to issue to the Purchaser at Closing, an updated ALTA Standard Coverage Owner's Policy of Title Insurance for the Property and Improvements (the "Owner's Policy"), dated as of the Closing Date (as hereinafter defined), in the amount of the Purchase Price, and insuring good and indefeasible fee simple title to the Real Property and Improvements to be in Purchaser subject only to the Permitted Exceptions (as defined in Section 3.3 below). Purchaser may request that the Title Company issue, but Seller shall have no obligation to pay for or to cause the Title Company to issue, other available endorsements to the Owner's Policy and/or an extended coverage policy. Except as permitted under this Agreement, no additional encumbrances may be created on the Real Property by Seller after the date of this Agreement without the prior consent of Purchaser, which consent may not be unreasonably withheld, conditioned or delayed, except that if such encumbrance is created after expiration of the Review Period, then Purchaser shall have the right to withhold its consent to such encumbrance in its sole discretion.

                  3.2 SURVEY. Prior to the execution of this Agreement, Seller shall have delivered to Purchaser one copy of the most recent existing plat of survey (if any) of the Property (the "Existing Survey") in Seller' possession and control. Purchaser may obtain, at Purchaser's sole option, election and expense, and deliver to Seller, and the Title Insurer, on or before the date that is three (3) days prior to the last day

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of the Review Period (as hereinafter defined) an update to Existing Survey (the
"Updated Survey") prepared by the surveyor who provided the Existing Survey or another surveyor selected by Purchaser.

                  3.3 TITLE REVIEW. Purchaser shall have until the end of the Review Period (the "Title Review Period"), to give Seller a detailed notice objecting to any exception or condition contained in the Title Commitment or shown on the Existing Survey, or the Updated Survey, if any. If Purchaser does not give notice of any objections to Seller within the Title Review Period, Purchaser shall be deemed to have approved the title as shown in the Title Commitment, the title exceptions, and all matters shown on the Updated Survey. If Purchaser provides timely objections, Seller shall have five (5) days after receipt of Purchaser's notice (the "Title Cure Period") in which to cure or attempt to cure Purchaser's objections; provided, however that Seller shall not have any obligation to cure any of Purchaser's objections. Seller may bond around any mechanics' or materialmen's lien(s) and abstract(s) of judgment to the Title Company's reasonable satisfaction. If Purchaser provides timely objections and all of Purchaser's objections are not cured within the Title Cure Period for any reason, then, within five (5) business days after the last day of the Title Cure Period, Purchaser shall, as its sole and exclusive remedy, waiving all other remedies, either: (a) terminate this Agreement by giving a termination notice to Seller, at which time Escrowee shall return the Earnest Money to Purchaser and the parties shall have no further rights, liabilities, or obligations under this Agreement (other than those that expressly survive termination); or (b) waive the uncured objections by proceeding to Closing and thereby be deemed to have approved the Purchaser's title as shown in the Title Commitment, the title exception documents, and the Existing Survey and Updated Survey, if any. If Seller does not timely receive notice of Purchaser's election to terminate under this Section 3.3, Purchaser will be deemed to have waived the uncured objections and to approve the Purchaser's title as shown in the Commitment, the title exception documents, and the Updated Survey. All exceptions shown on the Title Commitment, the title exception documents, or the Updated Survey that are not cured within the Title Cure Period shall be the "Permitted Exceptions".

         4.       CLOSING.

                  4.1 CLOSING DATE. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 11:00 a.m. on June 11, 2003, at the Walnut Creek California office of the Title Insurer, or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day. Notwithstanding the foregoing, Purchaser and Seller shall each have one option (the "Option") to extend the Closing Date for a period of thirty
(30) days. The Option(s) may be exercised by Purchaser or Seller, as the case may be, upon written notice to the other party on or before the date that is five (5) business days prior to the then scheduled Closing Date, and in the case of Purchaser, upon receipt by Escrowee of an additional deposit of earnest money in the amount of $25,000 (the "Extension Deposit").

                  4.2 SELLER' CLOSING DELIVERIES. At Closing, Seller shall execute and deliver to Purchaser the following:

                                    4.2.1    a "special" Warranty Deed, subject
                  to the Permitted Exceptions in the form attached hereto as EXHIBIT F and acceptable to the Title Insurer;

                                    4.2.2    a bill of sale in the form attached
                  hereto as EXHIBIT G;

                                    4.2.3    a letter advising tenants under the
                  Leases of the change in ownership of the Property in the form attached hereto as EXHIBIT H;

                                    4.2.4    an Assignment and Assumption of
                  Leases, Security Deposits and Service Contracts in the form attached hereto as EXHIBIT I;

                                    4.2.5    an affidavit stating, under penalty
                  of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of
                  Section 1445 of the Internal Revenue Code;

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                                    4.2.6    such evidence of Seller's power and
                  authority as the Title Insurer may reasonably require;

                                    4.2.7    a closing statement ("Closing
                  Statement") setting forth the prorations and adjustments to the Purchase Price as required by Section 4.4 below.

                                    4.2.8    an update of the Rent Roll
                  (hereinafter defined) in the form of the Rent Roll attached hereto as EXHIBIT J, dated no earlier than five (5) business days prior to the Closing Date, certified by Seller to be to true and complete.

                                    4.2.9    a standard and customary ALTA
                  statement with respect to parties in possession (other than tenants under Leases) and mechanics liens, in such form as may be reasonably required by the Title Insurer.

                                    4.2.10   any instruments required to be
                  filed or recorded in connection with any applicable sales, use or transfer taxes.

                           4.3      PURCHASER'S CLOSING DELIVERIES. At Closing,
Purchaser shall execute and deliver to Seller the following:

                                    4.3.1    the funds required pursuant to
                  Section 2.2 above;

                                    4.3.2    a counterpart original of the
                  Closing Statement referenced in 4.2.6 above;

                                    4.3.3    counterpart originals of the
                  Assignment and Assumption of Leases, Security Deposits and Service Contracts referenced in Section 4.2.4 above); and

                                    4.3.4    such evidence of Purchaser's power
                  and authority as the Title Insurer may reasonably require.

                  4.4 CLOSING PRORATIONS AND ADJUSTMENTS. Seller shall prepare the Closing Statement of the prorations and adjustments required by this Agreement and submit a draft to Purchaser, for comment and approval, at least three (3) business days prior to the Closing Date. The following items are to be prorated, adjusted or credited (as appropriate) as of the close of business on the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of the Property as of the Closing Date:

                           4.4.1    real estate and personal property taxes and
assessments (on the basis of the most recent ascertainable tax bill if the current bill is not then available);

                           4.4.2    the rent payable by tenants under the
Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants. Purchaser shall include the amount of such rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for six
(6) months thereafter. Purchaser shall promptly remit to Seller any such rent or other sums paid by scheduled tenants;

                           4.4.3    the amount of unapplied security deposits
under the Leases and any interest accrued thereon for the benefit of the tenant thereunder pursuant to the Lease or applicable law;

                           4.4.4    water, electric, telephone and all other
utility and fuel charges, fuel on hand (at cost plus sales tax); provided, however, that any deposits with utility companies shall remain the property

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of the Seller and shall not be prorated or credited (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

                           4.4.5    amounts due and prepayments under the
Service Contracts;

                           4.4.6    assignable license and permit fees; and

                           4.4.7    other similar items of income and expenses
of operation.

         Except with respect to general real estate and personal property taxes (which shall be reprorated upon the issuance of the actual bills, if necessary), any proration which must be estimated at Closing shall be reprorated and finally adjusted as soon as practicable after the Closing Date; otherwise, subject to the provisions of Section 4.4.2 above, all prorations shall be final.

                  4.5      TRANSACTION COSTS.

         Seller shall pay for any base premium due in connection with the Owner's Policy (the "Base Premium") which shall be net of any reissue discount which may be available from the Title Insurer in connection with the delivery of an existing owner's policy of title insurance, and one-half (1/2) of Escrowee's standard escrow fees. All other closing and transaction costs (including, without limitation, title insurance premiums or other title costs in excess of the Base Premium, recording charges, any costs relating to the Updated Survey, any transfer taxes and documentary stamps and one-half (1/2) of Escrowee's standard escrow fees) shall be paid by Purchaser. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys.

                  4.6      POSSESSION.

                           4.6.1    Upon Closing, Seller shall deliver to
Purchaser possession of the Property, subject to such matters as are permitted by or pursuant to this Agreement.

                           4.6.2    Upon Closing, Seller shall deliver to
Purchaser all keys, card keys and other security and access devises for the Real Property, the Lease files and all plans and specifications and warranties in Seller' possession.

         5. CASUALTY LOSS AND CONDEMNATION. Prior to Closing, the risk of loss shall remain with Seller. If, prior to Closing, the Property or any part thereof shall be condemned, or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. If the Property or any part thereof shall be condemned such that damages are in excess of $250,000 (as determined by Seller in good faith) or if the Property or any part thereof shall be destroyed or damaged by fire or other casualty the repair of which would cost in excess of $250,000 (as determined by Seller in good faith), then, within twenty (20) days of such casualty or condemnation, Seller shall notify Purchaser of its good faith determination of the resulting damages. At the option of either Seller or Purchaser, which option shall be exercisable, if at all, by written notice thereof to the other party within ten (10) business days after Purchaser receives written notice of such fire, earthquake or other casualty or condemnation and Seller's good faith determination of resulting damages, this Agreement may be terminated. If either Purchaser or Seller elect to terminate this Agreement, the Earnest Money shall be returned to Purchaser by Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any rights or obligations under this Agreement. In the event that neither Purchaser nor Seller exercise the option to terminate the Agreement set forth above, or if the condemnation or casualty is below the $250,000 threshold described above, then the Closing shall take place on the Closing Date and Purchaser shall be entitle to receive the condemnation proceeds in the event of a condemnation, or in the event of a casualty, a credit against the Purchase Price payable at Closing in the total amount of the estimated proceeds to Seller under any applicable hazard or other insurance policy or policies in effect with respect to the Property, (including, without limitation, a credit for the estimated amount of lost rental income subsequent to the Closing Date, if any,) all as determined by the applicable insurance representatives, PLUS the amount of any applicable deductibles MINUS any sums expended by Seller in repairs or restoration; provided, however that in no event shall the total credit to Purchaser exceed the

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amount of the loss. In addition, in the event of the foregoing, Purchaser shall deliver to Seller at Closing a release in form reasonably satisfactory to Seller whereby Purchaser releases Seller from all ongoing liability and/or claims in connection with such condemnation or casualty.

         Notwithstanding anything to the contrary contained in this Section 5, in the event any condemnation below the $250,000 threshold described above either (i) prohibits, as a matter of applicable law, the rebuilding or repair of the Property as it currently exists or (ii) prevents access to the Property from a publicly dedicated street, then Purchaser may elect to terminate this Agreement by written notice thereof to Seller within ten (10) business days of such determination, and upon the exercise of such option by Purchaser, this Agreement shall become null and void, the Earnest Money shall be returned to Purchaser and neither party shall have any further liability or obligations hereunder, except those that expressly survive termination.

         6. BROKERAGE. Purchaser agrees to pay upon Closing (but not otherwise) a brokerage commission due Pinnacle Realty Management Company ("Pinnacle") pursuant to a separate agreement for services rendered in connection with the sale and purchase of the Property. Seller acknowledges that Seller has been informed by Purchaser that the sole shareholder of Purchaser has an interest in Pinnacle. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than Pinnacle) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by the indemnified party in connection with such claim. This Section 6 shall survive the termination of this Agreement.

         7.       DEFAULT AND REMEDIES.

                  7.1 PURCHASER'S PRE-CLOSING REMEDIES. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement at or prior to Closing, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (i) the Earnest Money and the Inspection Fee shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except those which expressly survive termination, or (ii) upon notice to Seller not more than thirty (30) days after Purchaser becomes aware of which failure, and provided an action is filed within ninety (90) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (i) above.

                  7.2 SELLER' PRE-CLOSING REMEDIES. If Purchaser fails to perform in accordance with the terms of this Agreement at Closing, Seller shall have the right to terminate this Agreement by delivering written notice to Purchaser whereupon the Earnest Money shall be forfeited to Seller as liquidated damages (which shall be Seller' sole and exclusive remedy against Purchaser), it being agreed between the parties hereto that the actual damages to Seller in such event are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof and shall be and constitute valid liquidated damages, at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement.

                  7.3 PRE-CLOSING KNOWLEDGE. If at any time after the execution of this Agreement, either Purchaser or Seller becomes aware of information which makes a representation and warranty contained in this Agreement to become untrue in any material respect, said party shall promptly disclose said information in writing to the other party hereto. Provided, that the party making the representation has taken no willful act to cause the representation to become untrue, said party shall not be in default under this Agreement and the sole remedy of the other party shall be to either (i) terminate this Agreement by written notice, in which event this Agreement, without further action of the parties, shall become null and void such that neither party shall have any further rights or obligations under this Agreement except for those rights and obligations which by their terms expressly survive any such termination, or (ii) elect to proceed to Closing, in which case such party shall be deemed to have waived its rights with respect to any such breach of representation or warranty. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser and Seller are prohibited from making any claims against the other party hereto after the Closing with respect to any breaches of the other party's representations and warranties contained in this Agreement that the claiming party has actual knowledge of prior to the Closing.

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                  7.4      POST-CLOSING REMEDIES. From and after the Closing,
Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages.

         8.       CONDITIONS PRECEDENT.

                  8.1      CONDITION PRECEDENT - PURCHASER.

                           8.1.1    Purchaser shall have from the date hereof
until 5:00 p.m. (Central Standard Time) on April 24, 2003 (the "Review Period") within which to inspect the Property and to complete such other due diligence regarding the Property as Purchaser in its discretion desires. If Purchaser determines that the Property is unsuitable for its purposes or for any other reason or no reason elects not to continue with the transaction contemplated by this Agreement and so notifies Seller in writing within the Review Period, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination. If Purchaser elects to proceed to Closing, then on or prior to the expiration of the Review Period, Purchaser shall deliver to Seller written notice of Purchaser's election. Purchaser's failure to terminate this Agreement within the Review Period shall be conclusively deemed a waiver by Purchaser of the condition contained in this Section 8.1.1 If applicable, then within ten (10) days of execution of this Agreement, Seller and Purchaser agree to complete and execute the Disclosure of Information on Lead-Based Paint and/or Lead Based-Paint Hazard, a form of which is attached hereto as EXHIBIT I, and Purchaser acknowledges such form satisfies Seller' obligations under 40 C.F.R.
Part 745.

                           8.1.2    Purchaser shall have from the date hereof
until 5:00 p.m. (Central Standard Time) on May 27, 2003(the "Finance Period") to secure a firm loan commitment from a lender containing terms and conditions reasonably acceptable to Purchaser. If Purchaser is unable to procure a firm loan commitment on or before the expiration of the Finance Period, and so notifies Seller in writing within the Finance Period, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination. Purchaser's failure to terminate this Agreement within the Finance Period shall be conclusively deemed a waiver by Purchaser of the condition contained in this Section 8.1.2.

                           8.1.3    Purchaser's right of inspection pursuant to
this Section 8 and right of access during the period between the Review Period and Closing shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. Before entering upon the Property, Purchaser shall furnish to Seller evidence of general liability insurance coverage (naming Seller as additional insured) of not less than $2,000,000. No inspection or interviews shall be undertaken without reasonable prior notice to Seller. Seller shall have the right to be present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact any tenants without the prior consent of Seller; provided, however, Purchaser shall have the right to interview Seller's on-site staff at the Property and conduct unit by unit inspections. No inspection shall involve the taking of samples or other physically invasive procedures without the prior written consent of Seller. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify, defend (with counsel acceptable to Seller) and hold Seller harmless from and against any and all damage to person or property (including, without limitation, attorneys' fees incurred in connection therewith) caused by Purchaser's exercise of its right of inspection as provided for in this Section
8. The indemnification obligation of Purchaser in this Section 8.1.3 shall survive termination of this Agreement.

                           8.1.4    At Closing, all management contracts
relating to the Property shall be terminated with no liability to Purchaser.

                  8.2 CONDITION PRECEDENT - SELLER. It shall be a condition of Seller' obligation to close hereunder that Seller shall receive the consent of the Board of Trustees of Equity Residential to complete the transaction described in this Agreement on or before April 11, 2003. If Seller does not obtain such consent, Seller shall promptly refund the Inspection Fee to Purchaser and reimburse Purchaser for its actual third party due diligence costs and expenses, not to exceed $25,000.

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         9.       SECTION 1031 EXCHANGE.

                  9.1 Seller may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Seller' sole cost and expense. Purchaser shall reasonably cooperate therein, provided that Purchaser shall incur no costs, expenses or liabilities in connection with Seller' exchanges. Seller shall indemnify, defend and hold Purchaser harmless therefrom and Purchaser shall not be required to take title to or contract for purchase of any other property. If Seller use a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser.

                  9.2 Purchaser may structure the acquisition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Purchaser's sole cost and expense. Seller shall reasonably cooperate therein, provided that Seller shall incur no costs, expenses or liabilities in connection with Purchaser's exchanges. Purchaser shall indemnify, defend and hold Seller harmless therefrom and Seller shall not be required to take title to or contract for purchase of any other property. If Purchaser uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Seller.

         10.      REPRESENTATIONS AND WARRANTIES.

                  10.1 SELLER' REPRESENTATIONS AND WARRANTIES. Each Seller represents and warrants to Purchaser on the date of this Agreement as follows:

                           10.1.1   Seller is a limited partnership, duly
organized, validly existing and in good standing under the laws of the State of Illinois.

                           10.1.2   Seller has full power, right and authority
to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly and properly authorized by proper corporate action in accordance with applicable law and with the Agreement of Limited Partnership of Seller.

                           10.1.3   To the Seller' knowledge, except as set
forth on EXHIBIT L, attached hereto Seller has received no written notice of any pending or threatened litigation with respect to Seller or the Property which would affect the Property after Closing.

                           10.1.4   To Seller' knowledge, other than with
respect to matters set forth on EXHIBIT I, it has not received from any governmental authority written notice of any violation of any building, fire or health code or any other statute applicable to the Property; provided, however, Seller makes no representation or warranty with respect to the Property's compliance with the Americans with Disabilities Act.

                           10.1.5   To Seller' knowledge, EXHIBIT C attached
hereto lists all of the Service Contracts affecting the Property and the vendor under each Service Contract.

                           10.1.6   To Seller' knowledge, EXHIBIT K attached
hereto describes, in all material respects, the following information concerning the Leases affecting the Property as of the date hereof: (a) unit number, (b) name of tenant, (c) rental rate, (d) expiration date of the Lease, (e) amount of security deposit, and (f) move-in date.

                  10.2 SELLER'S KNOWLEDGE. When used in this Agreement, the term "to Seller's knowledge" shall mean shall mean and be limited to the actual (and not imputed, implied or constructive) current knowledge of Christopher Beda, First Vice President of Equity Residential, Christine Akins, Assistant Vice President of Equity Residential and Matt Wakenight, asset manager for the Property. Notwithstanding anything to the contrary set forth in this Agreement, none of the foregoing individuals shall have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Seller's representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.

                  10.3 SURVIVAL. The representations and warranties set forth in this Section 10 shall, shall be deemed to be remade as of Closing and shall survive the Closing and the delivery of the Deed for a period of six (6) months from the Closing Date. Notice of any claim as to a breach of any representation or warranties must be made to Seller prior to the expiration of such six (6) month period or it shall be deemed a waiver of the right to assert such claim.

         11.      AS-IS.

                  11.1 AS-IS CONDITION. ACKNOWLEDGING PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE INSTRUMENTS OF CLOSING, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS", "WHERE IS", WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS ("DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS OR EMPLOYEES CONCERNING THE CONDITION (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION) OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS IS".

                  11.2 NO ADDITIONAL REPRESENTATIONS. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE INSTRUMENTS OF CLOSING, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. EXCEPT TO THE EXTENT ANY CLAIM, DAMAGE, LOSS OR LIABILITY RESULTS FROM ANY ACT OR OMISSION OF SELLER, PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ASSIGNS (COLLECTIVELY, "SELLER AND ITS AFFILIATES") BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY.

                  11.3 PURCHASER'S DUE DILIGENCE. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

         THE PROVISIONS OF THIS SECTION 11 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

         12.      LIMITATION OF LIABILITY.

                  12.1 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $150,000.

                  12.2 NO PERSONAL LIABILITY OF SELLER' DIRECTORS AND EMPLOYEES. No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, Equity Residential Properties Trust) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller' assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligations to restore or contribute). The provisions of this
Section 12.2 shall survive the Closing or any termination of this Agreement.

         13.      OPERATION OF THE PROPERTY

                  From and after the date hereof until the Closing Date or earlier termination of this Agreement:

                  13.1 ORDINARY COURSE OF BUSINESS. Seller shall operate the Property in its ordinary course of business and shall not sell, further pledge, or otherwise transfer or dispose of all or any part of any Property (except for such items of Personal Property as become obsolete or are disposed of in the ordinary course), subject the provisions of Section 5 above.

                  13.2 .LEASES. Without notice to and the prior written consent of Purchaser, Seller shall not terminate, modify, extend, amend or renew any Lease or enter into any new Lease except in accordance with its customary business practices; provided, however, any concessions being given at the Property shall be "up-front" concessions which shall not extend beyond the Closing Date.

                  13.3 SERVICE CONTRACTS. Seller shall not enter into any new written service contract with respect to the Property that will not be cancelable by Purchaser without penalty upon no greater than thirty (30) days notice, without the prior written consent of Purchaser.

                  13.4 PROPERTY INSURANCE. Seller shall maintain in full force and effect the property insurance on the Property which is in effect on the date of this Agreement, except as otherwise consented to by Purchaser.

         14.      MISCELLANEOUS.

                  14.1 INDEMNIFICATION CLAIMS. The indemnifications contained in this Agreement shall be subject to the following provisions: the indemnitee shall notify indemnitor of any such claim against indemnitee within thirty (30) days after it has written notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within fifteen (15) business days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement. The obligations set forth in this Section 14.1 shall survive the Closing or earlier termination of this Agreement.

                  14.2 ENTIRE AGREEMENT. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties.

                  14.3 ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without the prior consent of Seller, except to any entity controlled directly or indirectly by John A. Goodman, or to an entity in which John A. Goodman has an interest. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

                  14.4 NO MODIFICATION. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

                  14.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

                  14.6 GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State in which the Property is located.

                  14.7 NOTICE. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission with a copy to follow by certified mail, return receipt requested, postage paid or by overnight courier, addressed as follows:

                           1.       If to Seller:

                                    c/o Equity Residential
                                    Two North Riverside Plaza
                                    Suite 400
                                    Chicago, Illinois 60606
                                    Telephone: (312) 928-1206
                                    Facsimile: (312) 454-1962

                                    Attention:  Chris Akins

                                    With a copy to:

                                    Equity Residential
                                    Two North Riverside Plaza
                                    Suite 400
                                    Chicago, Illinois  60606
                                    Telephone: (312) 928-1175
                                    Facsimile: (312) 454-0039

                                    Attention:  Shelley Dunck

                           2.       If to Purchaser:

                                    Goodman Financial Services, Inc.
                                    2801 Alaskan Way
                                    Suite 200
                                    Seattle, Washington  98121

                                    Telephone:  (206) 215-9816
                                    Facsimile:    (206) 343-9579

                                    Attention:  John Goodman


                                    With a copy to:

                                    Foster, Pepper & Shefelman PLLC
                                    1111 3rd Avenue, Suite 3400
                                    Seattle, Washington  98121

                                    Facsimile:   (206) 749-1976
                                    Attention: Michael Kuntz

All notices given in accordance with the terms hereof shall be deemed received on the next business day if sent by overnight courier, on the same day if sent by facsimile before 5 P.M. (Central Standard Time) on a business day, on the third (3rd) business day following deposit with the United States Mail as a registered or certified matter with postage prepaid, or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 14.7.

                  14.8 WAIVER OF TRIAL BY JURY. In any lawsuit or other proceeding initiated by Purchaser under or with respect to this Agreement, Purchaser waives any right it may have to trial by jury. In addition, Purchaser waives any right to seek rescission of the transaction provided for in this Agreement.

                  14.9 CONFIDENTIALITY. Except as may be required by law, without the prior written consent of Seller, and unless the Closing occurs, Purchaser shall not disclose to any third party the existence of the material terms of this Agreement or the results of any inspections or studies undertaken in connection herewith. Purchaser agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Section 8 hereof, any of the documents, material or information regarding the Property supplied to Purchaser by Seller or by any third party at the request of Seller, including, without limitation any environmental site assessment reports furnished to Purchaser, except Purchaser may share such documents, material and information with Purchaser's consultants, attorneys, accountants, employees, equity partners, lenders on a "need to know" basis, unless Purchaser is compelled to disclose such documents, material or information by law or by subpoena. In the event that the Closing does not occur in accordance with the terms of this Agreement, Purchaser shall promptly return to Seller all of the documents, materials and information regarding the Property supplied to Purchaser by Seller or at the request of Seller. The provisions of this Section 14.9 shall survive the termination of this Agreement.

                  14.10 ASSIGNMENT OF INTEREST IN REPORTS AND STUDIES. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller' request and payment of Purchaser's fees and costs therefor, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing.

                  14.11 FORMER TENANT LEASE FILES. Notwithstanding anything to the contrary set forth in this Agreement, any and all files at the Property that relate to tenants who have vacated their units at the Property and with whom there exists a dispute or a set of facts that could lead to a dispute between Seller and such tenant regarding the payment of sums due and owing to Seller (collectively, "Former Tenant Lease Files"), together with any and all rights, causes of action and/or claims relating thereto shall not be transferred or assigned to Purchaser at Closing but shall remain the property of Seller. Any and all such Former Tenant Lease Files shall be removed from the Property by Seller on or before the Closing Date.

                  14.12 NO MEMORANDUM OF AGREEMENT. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach by Purchaser, entitling Seller to terminate this Agreement.

                  14.13 PREVAILING PARTY ATTORNEY FEES. If either Seller or Purchaser files suit to enforce the obligations of the other party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

                  14.13 COUNTERPART SIGNATURES. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  14.14 DESIGNATION OF ESCROWEE AS REPORTING PERSON. Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.


         IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.

            SELLER:


            ERP Operating Limited Partnership, an Illinois limited partnership

            By:   Equity Residential, a Maryland real estate
                  Investment trust, its general partner

                  By:
                     -----------------------------------------
                  Its:
                      ----------------------------------------

            PURCHASER:


            Goodman Financial Services, Inc., a Washington corporation

            By:
               -----------------------------------------
            Its:
                ----------------------------------------

                  EXHIBITS

                  A - Legal Descriptions
                  B - List of Personal Property
                  C - List of Service Contracts
                  D- Allocation of Purchase Price
                  E - Earnest Money Escrow Instructions
                  F - Special Warranty Deed
                  G - Bill of Sale
                  H - Notice to Tenants
                  I - Assignment and Assumption of Leases, Security Deposits and
                       Service Contracts
                  J - Form of Disclosure of Information on Lead Based Paint
                       and/or Lead-Based Paint Hazards
                  K - Rent Roll
                  L - Pending Litigation
                  M- Assignment of Intangibles

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                            LIST OF PERSONAL PROPERTY

                                    EXHIBIT C

                            LIST OF SERVICE CONTRACTS

                                    EXHIBIT D

                             (Intentionally Omitted)

     (To be agreed to between Purchaser and Seller during the Review Period)

                                    EXHIBIT E

                   ________________________________ APARTMENTS
                           ____________, ____________

                        EARNEST MONEY ESCROW INSTRUCTIONS

                                    Escrow Officer:___________________
                                    Escrow No.:_______________________
                                    Phone No.:________________________
                                    Facsimile No.:____________________
                                    Date:____________, 200__


TO:      ___________________________
         ___________________________
         ___________________________
         Attn:    __________________

The amount of __________________ Dollars ($_____________) (the "Escrow Deposit")
is deposited with the Walnut Creek, California office of _____________________ in escrow by __________________________________, the "Purchaser" under that certain Agreement for Purchase of Real Estate and Related Property (the
"Agreement"), dated ,       200__,      with _________________________________,
a______________________________, as the "Seller".

As escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Deposit in accordance with the following terms and conditions:

1. You are to hold the Escrow Deposit until: (a) you are in receipt of a joint order by the undersigned Seller and Purchaser as to the disposition of the Escrow Deposit; or (b) you are in receipt of a written demand (the "Demand") from either Seller or Purchaser for the payment of the Escrow Deposit or any portion thereof. If you receive a Demand from Purchaser on or before the expiration of the Review Period, as such term is defined in the Agreement (as the same may be amended), then you shall immediately comply with the Demand without the necessity of giving notice to Seller and notwithstanding any contrary instruction you may receive from Seller. Upon receipt of any Demand (other than a Demand from Purchaser on or before the expiration of the Review Period as provided above), you are directed to so notify the other party, enclosing a copy of the Demand. If within five (5) days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, you have not received from the non-demanding party its notice of objection to the Demand, then you are to disburse the Escrow Deposit as requested by the Demand. If within said five-day period you receive from the non-demanding party its notice of objection to the Demand, then you are to continue to hold the Escrow Deposit until you are in receipt of a joint order as aforesaid, but after sixty (60) days you may deposit the Escrow Deposit with a Court of competent jurisdiction.

2. Notwithstanding the foregoing, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any Court, and in case you obey or comply with any such order, judgment or decree of any Court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding these Escrow Instructions, to which you are or may at any time be a party, the undersigned Seller and Purchaser agree that the non-prevailing party shall pay to you upon demand all reasonable costs and expenses incurred by you in connection herewith.

3. Any escrow fee to be charged by you is to be borne equally by the undersigned Seller and Purchaser.

4. As escrowee, you shall invest the Escrow Deposit in an interest-bearing savings or money market account or short term U.S. Treasury Bills or similar cash equivalent securities, as the undersigned Purchaser may direct. Any interest earned on the Escrow Deposit, after you deduct your customary investment charges, shall become and be deemed to be a part of the Escrow Deposit.

5. All notices or other communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for the Seller, Purchaser and escrowee as herein provided. A notice is given on the date it is personally delivered, sent by overnight courier or facsimile transmission, or deposited with the United States Mail for delivery as aforesaid. A notice is received on the date it is personally delivered, the day after sent if sent by overnight courier or facsimile transmission or, if sent by mail as aforesaid, on the date noted on the return receipt.

6. Purchaser and Seller may act hereunder either directly or through their respective attorneys:

         The Purchaser's attorney is:

                           ____________________________, Esq.
                           Equity Residential Properties Trust
                           Two N. Riverside Plaza, Suite 400
                           Chicago, Illinois 60606
                           Phone:  312/928-____
                           Facsimile:  312/454-0039

         The Seller' attorney is:

                           __________________________________
                           __________________________________
                           __________________________________
                           Phone: _(_______)_________________
                           Facsimile: _(___)_________________

7. This Escrow Agreement is being entered into to implement the Agreement and shall not (nor be deemed to) amend, modify or supersede the Agreement or act as a waiver of any rights, obligations or remedies set forth therein; provided, however, that you may rely solely upon these Escrow Instructions.

8. In case of any suit or proceeding at law or in equity regarding the Earnest Money or these Escrow Instructions, the non-prevailing party shall pay the prevailing party all costs and expenses (including, but not limited to, attorney's fees) incurred by the prevailing party, and if such prevailing party shall recover judgment in any such suit or preceding, such costs and expenses (including but not limited to attorneys' fees) shall be included in and as a part of such judgment.

9. This Escrow Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Agreed and Acknowledged this _____ day of _________________, 200__.


PURCHASER:                              SELLER:

                                                                      , a
-------------------------------------   ------------------------------    --

                                        ----------------------------

                                        By:
                                              -------------------------------,
                                            a
                                              -------------------------------,
                                            its
                                                -------------

By:
   ----------------------------------
Name:
     --------------------------------
Its:                                        By:
    ---------------------------------          -----------------------------
                                            Its:
                                                ----------------------------


Address:                                 Address:

--------------------------               c/o Equity Residential Properties Trust
--------------------------               Two North Riverside Plaza, Suite 400
--------------------------               Chicago, Illinois 60606
Attn:                                    Attn:
      --------------------                     --------------------
Phone:     /                             Phone:  312/928-
       -------------------                                 ----

Agreed and Acknowledged this ______ day of _______________, 200__.


-------------------------------------
         [TITLE COMPANY]

By:
   -----------------------------------
         Title:

                                    EXHIBIT F

                    [CONFORM TO JURISDICTIONAL REQUIREMENTS]

When Recorded, Mail to:

__________________
__________________
__________________
__________________

                              SPECIAL WARRANTY DEED

         For the consideration of the sum of Ten Dollars ($10.00) and other valuable considerations received, ______________, a(n) _______________
("Grantor"), does hereby convey to _______________, a(n) _______________
("Grantee"), all of Grantor's right, title and interest in and to the following described real property (the "Property") situated in __________County, _________, together with all improvements thereon and all of Grantor's interest in any rights and privileges solely appurtenant thereto:

                  SEE EXHIBIT A ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF.

         SUBJECT TO: the permitted exceptions set forth on EXHIBIT B attached hereto and by this reference made a part hereof.

         AND GRANTOR hereby binds itself and its successors to warrant and defend the title against all of the acts of Grantor and no other, subject to the matters set forth above.

         IN WITNESS WHEREOF, Grantor has caused this Special Warranty Deed to be executed this ______ day of _______, 200_.

                                     GRANTOR:


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

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STATE OF ILLINOIS          )
                           )       ss.
COUNTY OF COOK             )

The foregoing instrument was acknowledged before me this ___ day of ______, 200_, by_______________ , the _____________________ of _____________, the
general partner of __________________, for and on behalf thereof.


                                     ---------------------------------------
                                     Notary Public

(SEAL)


My Commission Expires:

                                    EXHIBIT G

                                  BILL OF SALE
                               [NAME, CITY, STATE]

         THIS BILL OF SALE (this "Bill of Sale") is executed as of the ___________ day of ___________, 200_, by _________________, a(n)
_____________________ ("Seller"), having offices at c/o Equity Residential Properties Trust at Two North Riverside Plaza, Suite 400, Chicago, Illinois
60606, in favor of __________________   a(n)   ________________   ("Purchaser"),
having offices at ____________________________.

         1. REAL PROPERTY. The "Real Property" shall mean the real property located in the County of ___________, State of _____________, commonly known as "_______________" and located at ________________________.

         2. PERSONAL PROPERTY. The "Personal Property" shall mean those certain articles of personal property used in connection with the operation of the Real Property which are described in EXHIBIT A attached to this Bill of Sale.

         3. SALE. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser. Seller covenants and agrees to warrant and forever defend title to the Personal Property unto Purchaser against any and all persons lawfully claiming the whole or any part thereof by, through or under Seller, and none other. Except as set forth in the immediately preceding sentence, Seller makes no warranties or representations as to the Personal Property. The Personal Property is transferred "AS IS" and ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written.

                                     SELLER:


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                    EXHIBIT H

                              TENANT NOTICE LETTER

                           _______________ APARTMENTS
                                  [CITY, STATE]

                                                           ________, 200__

Dear Tenant:

         This is to advise you that as of _____, 200_, the __________ Apartment Complex has been sold by ______________ to __________________.

         All future payments of rent and other charges due under your lease, including the rent payment due _________, 200_, should be paid to __________ Apartments and delivered to the rental office. Your security deposit, if any, has also been transferred to _______________, and the new owner will be responsible for its return to you pursuant to the terms of your lease agreement.


                                     Very truly yours,


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                    EXHIBIT I

                            ASSIGNMENT AND ASSUMPTION
               OF LEASES, SECURITY DEPOSITS AND SERVICE CONTRACTS
                               [NAME, CITY, STATE]

         THIS ASSIGNMENT AND ASSUMPTION OF LEASES, SECURITY DEPOSITS AND SERVICE CONTRACTS (this "Assignment") is entered into as of the day of ______, 200_, between __________________, a(n) _____________ ("Assignor"), having an office at
c/o Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and ________________, a(n) _______________, ("Assignee")
having an office at _____________________________.

         1. PROPERTY. The "Property" means the real property located in the City of ____________, County of __________, State of _________, commonly known as "__________ Apartments", together with the building, structures and other improvements located thereon.

         2. LEASES. The "Leases" means those leases, tenancies, rental agreements and occupancy agreements affecting the Property which are described in EXHIBIT A attached to this Assignment.

         3. SECURITY DEPOSITS. "Security Deposits" means those security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered. The Security Deposits are set forth on attached EXHIBIT A.

         4. SERVICE CONTRACTS. "Service Contracts" means those maintenance, supply and service contracts relating to the Property which are described in EXHIBIT B attached to this Assignment.

         5. ASSIGNMENT. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases, the Security Deposits and the Service Contracts, but reserving unto Assignor all uncollected rent attributable to the period prior to the date hereof pursuant to Section 4.4.2 of that certain Real Estate Sale Agreement for the Property by and between Assignor and Assignee (as may have been amended from time to time, the "Agreement"). Seller shall hold harmless, indemnify and defend Purchaser from and against any and all claims and liabilities relating to the Leases and Service Contracts arising or relating to the period prior to Closing.

         6. ASSUMPTION. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases as of the date of this Assignment, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Service Contracts which are applicable to the period and required to be performed from and after the date of this Assignment, but not otherwise.

         7. ATTORNEYS' FEES. If either Assignee or Assignor, or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

         8. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         9. LIMITED LIABILITY. By accepting this Assignment, Assignee agrees that it will look only to the proceeds of the Property for the performance or liability for nonperformance of any and all obligations of Assignor hereunder, it being expressly understood and agreed that neither Assignor nor any shareholder, officer or director thereof or any other person or entity shall have any personal liability or obligation of any kind or nature whatsoever under this Assignment. This Paragraph 9 is subject to, and not in limitation of, the limitations on liability provided in Section 12 of the Agreement.

         10. COUNTERPARTS. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.


                                     ASSIGNOR:


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                     ASSIGNEE:


                                          ------------------------------------

                                    EXHIBIT J

                      FORM OF DISCLOSURE OF INFORMATION ON
                LEAD-BASED PAINT AND/OR LEAD-BASED PAINT HAZARDS
                               [NAME, CITY, STATE]

LEAD WARNING STATEMENT
Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. Seller of any interest in residential real property is required to provide the Purchaser with any information on lead-based paint hazards from risk assessments or inspections in Seller' possession and notify the Purchaser of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommend prior to purchase.

SELLER' DISCLOSURE
(a) Presence of lead-based paint and/or lead-based paint hazards (check (i) or (ii) below):
(i) _______________ Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).

(ii) _______________ Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.
(b) Records and reports available to Seller (check (i) or (ii) below):
(i) _______________ Seller has provided Purchaser with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below).
___________________________________________________________________________
(ii) _______________ Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

PURCHASER'S ACKNOWLEDGMENT (INITIAL)
(c) _______________ Purchaser has received copies of all information listed above.
(d) _______________ Purchaser has received the pamphlet PROTECT YOUR FAMILY FROM LEAD IN YOUR HOME.
(e) _______________ Purchaser has (check (i) or (ii) below):
(i) _______________ received a 10-day opportunity (or mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards; or
(ii) _______________waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

AGENT'S ACKNOWLEDGMENT (INITIAL)
(f) _______________ Agent has informed Seller of Seller' obligations under 42 U.S.C. 4852d and is aware of his/her responsibility to ensure compliance.


CERTIFICATION OF ACCURACY
The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

                                     SELLER:


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                     PURCHASER:

                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------

                                    EXHIBIT K

                                    RENT ROLL

                                    EXHIBIT L

                               PENDING LITIGATION

                                      None

                                    EXHIBIT M

                   ________________________________ APARTMENTS
                           ____________, ____________

                        ASSIGNMENT OF GENERAL INTANGIBLES

         THIS ASSIGNMENT OF GENERAL INTANGIBLES (this "Assignment") is made as of the ___________ of ____________, 200____, by ____________________
("Assignor"), a _________, whose address is ___________________________________
and ______________ ("Assignee"), a _____________________________ whose address is Suite 400, Two North Riverside Plaza, Chicago, Illinois 60606.

         1. PROPERTY. The "Property" means the real property located in the County of _____________, State of ____________, commonly known as "____________________" and located at __________________________________, together with the building, structures and other improvements located thereon.

         2. GENERAL INTANGIBLES. The "General Intangibles" means all of the Property (as such term is defined in that certain Agreement for Purchase of Real Estate and Related Property dated ________________, 200_ between Assignor, as Seller, and Assignee, as Purchaser), which has not otherwise been conveyed, sold, transferred or assigned by Assignor to Assignee by other instruments executed and delivered this date by and between Assignor and Assignee.

         3. ASSIGNMENT. For good and valuable consideration received by Assignor the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the General Intangibles. Assignor represents and warrants to and covenants with Assignee that: (a) the right, title and interest in and to the General Intangibles assigned to Assignee hereby is free and clear of all liens, charges and encumbrances; and (b) Assignor shall continue to be responsible for and shall perform and satisfy its obligations under or with respect to the General Intangibles insofar as such obligations relate to the period on or before the date of this Assignment.

         4. POWER AND AUTHORITY. Assignor represents and warrants to Assignee that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of Assignor represents and warrants to Assignee that he or she is fully empowered and authorized to do so.

         5. ATTORNEYS' FEES. If either Assignee or Assignor or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

         6. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         7. COUNTERPARTS. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                                     ASSIGNOR:

                                                                       , a
                                     ----------------------------------    ----

                                     --------------------

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------


                                     ASSIGNEE:

                                                                       , a
                                     ----------------------------------    ----

                                     --------------------

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------

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                                       35